 Exhibit 99.1

Redemption of
Corporate Backed Trust Certificates,
Series 2001-18 Trust
Class A-1 Certificates (NYSE Listing CLH, CUSIP: 21988G759 *)

NEWS RELEASE - IMMEDIATE - January 4, 2007:

On February 2, 2007, the Corporate Backed Trust Certificates, Series 2001-18 Trust Class A-1 Certificates (the “Class A-1 Certificates”) issued by Corporate Backed Trust Certificates, Series 2001-18 Trust (the “2001-18 Trust”) will be redeemed. This redemption is a result of a call on the sole asset of the 2001-18 Trust, $45,750,000 Southern Company Capital Trust I 8.19% Exchange Capital Securities due February 1, 2037 CUSIP 84258PAC1 (the “Underlying Securities”). As a result of this redemption, certificateholders will be entitled to receive $25.005121530 per Class A-1 Certificate, representing both principal and accrued interest on the Class A-1 Certificates in connection with the call of the Underlying Securities.

Please note that the February 1, 2007 distribution payment on the Class A-1 Certificates will be made in the usual manner from interest scheduled to be received that day on the Underlying Securities separate from this redemption.

This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of the 2001-18 Trust. For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.

*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice. It is included solely for the convenience of the holders of the Class A-1 Certificates.